Exhibit 99.1

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:
(dollars in thousands)

On June 30, 2014, affiliates of CCMP Capital Advisors, LLC (“CCMP”) and Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P. and OHCP III HC RO, L.P., together with certain current and former members of Hillman’s management, consummated a merger transaction (the “Merger Transaction”) pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of May 16, 2014.

The Company, through Hillman Group, had issued $265,000 in aggregate principal amount of 10.875% Senior Notes that were scheduled to mature on June 1, 2018. In connection with the Merger Transaction, the 10.875% Senior Notes were repaid and terminated.

Hillman Group issued $330,000 aggregate principal amount of its senior notes due July 15, 2022 (the “6.375% Senior Notes”). The 6.375% Senior Notes, of which $330,000 aggregate principal amount was outstanding as of December 31, 2015, are fully and unconditionally guaranteed on a joint and several basis by The Hillman Companies, Inc., Hillman Investment Company, and certain of the Company’s wholly-owned subsidiaries. The non-guarantor information presented represents our Australian, Canadian, and Mexican subsidiaries.

The following financial information presents consolidating statements of comprehensive loss, balance sheets, and cash flows for the Hillman Group, all guarantor subsidiaries, all non-guarantor subsidiaries, and the eliminations necessary to provide the consolidated results for the Hillman Companies and subsidiaries. For purposes of this presentation, we have accounted for investments in our subsidiaries using the equity method of accounting. The principal consolidating adjustments eliminate investment in subsidiary and intercompany balances and transactions.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

Consolidating Balance Sheet (Unaudited)
As of December 31, 2015
(dollars in thousands)

	Successor
	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$3,023	$612	$7,749	$—	$11,385
Restricted investments	639	—	—	—	—	639
Accounts receivable, net	—	55,665	1,020	16,896	—	73,581
Inventories, net	—	171,999	5,447	67,040	(803)	243,683
Deferred income taxes	12,666	277	501	604	(167)	13,881
Other current assets	—	7,671	75	2,156	—	9,902
Total current assets	13,306	238,635	7,655	94,445	(970)	353,071

Intercompany notes receivable	105,446	117,368	(4,645)	(112,723)	(105,446)	—
Intercompany interest receivable	—	6,359	—	—	(6,359)	—
Investments in subsidiaries	(891,702)	55,647	4,178	220,764	611,113	—
Property and equipment, net	—	101,034	308	9,050	—	110,392
Goodwill	814,413	350,968	3,240	31,735	(584,841)	615,515
Other intangibles, net	710,820	—	4,467	38,196	—	753,483
Restricted investments	1,382	—	—	—	—	1,382
Deferred income taxes	52,604	143	(979)	2,909	(54,677)	—
Deferred financing fees	—	20,711	—	—	—	20,711
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	3,102	25	3,505	—	6,632

Total assets	$809,530	$893,967	$14,249	$287,881	$(141,180)	$1,864,447

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$51,095	$710	$13,203	$—	$65,008
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	217	—	—	—	217
Interest payable on Junior Subordinated Debentures	—	—	—	—	—	—
Intercompany interest payable	—	—	—	6,359	(6,359)	—
Accrued expenses:						—
Salaries and wages	—	4,861	94	453	—	5,408
Pricing allowances	—	3,991	3	3,222	—	7,216
Income and other taxes	(357)	2,497	28	814	—	2,982
Interest	—	9,843	—	—	—	9,843
Deferred compensation	639	—	—	—	—	639
Other accrued expenses	—	6,325	38	1,546	—	7,909
Total current liabilities	282	84,329	873	25,597	(6,359)	104,722

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

Consolidating Balance Sheet (Unaudited)
As of December 31, 2015
(Amounts in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS' EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	536,250	—	—	—	536,250
Bank revolving credit	—	28,000	—	—	—	28,000
Long term portion of capitalized leases and other obligations	—	310	—	—	—	310
Long term senior notes	—	330,000	—	—	—	330,000
Junior subordinated debentures	129,707	—	—	—	—	129,707
Deferred compensation	1,382	—	—	—	—	1,382
Deferred income taxes, net	300,008	—	1,967	12,082	(54,844)	259,213
Other non-current liabilities	—	6,003	—	316	—	6,319
Total liabilities	$431,379	$1,090,338	$2,840	$37,995	$(166,649)	$1,395,903

Commitments and Contingencies (Note 17)

Stockholders' Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at December 31, 2015	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at December 31, 2015	—	—	50	—	(50)	—

Additional paid-in capital	633,612	5,842	10,197	375,287	(479,184)	545,754
Accumulated deficit	(255,461)	(178,533)	1,162	(29,875)	420,687	(42,020)
Accumulated other comprehensive (loss) income	—	(23,680)	—	(95,526)	84,016	(35,190)
Total stockholders' equity	378,151	(196,371)	11,409	249,886	25,469	468,544
Total liabilities and stockholders' equity	$809,530	$893,967	$14,249	$287,881	$(141,180)	$1,864,447

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

Consolidating Balance Sheet (Unaudited)
As of December 31, 2014
(dollars in thousands)

	Successor
	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$13,191	$696	$4,597	$—	$18,485
Restricted investments	494	—	—	—	—	494
Accounts receivable, net	—	65,270	1,175	23,439	—	89,884
Inventories, net	—	141,472	5,687	57,885	(321)	204,723
Deferred income taxes	11,191	277	538	1,331	(98)	13,239
Other current assets	—	8,142	124	2,058	—	10,324
Total current assets	11,686	228,352	8,220	89,310	(419)	337,149

Intercompany notes receivable	105,446	112,977	(6,975)	(106,002)	(105,446)	—
Intercompany interest receivable	—	948	—	—	(948)	—
Investments in subsidiaries	(840,201)	69,419	4,300	271,714	494,768	—
Property and equipment, net	—	101,299	298	12,934	—	114,531
Goodwill	789,870	338,696	3,240	37,780	(548,026)	621,560
Other intangibles, net	746,714	—	4,682	47,545	—	798,941
Restricted investments	1,750	—	—	—	—	1,750
Deferred income taxes	53,715	143	(477)	(2)	(53,379)	—
Deferred financing fees	—	24,407	—	—	—	24,407
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	1,317	25	72	—	1,414

Total assets	$872,241	$877,558	$13,313	$353,351	$(213,450)	$1,903,013

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$53,487	$422	$12,553	$—	$66,462
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	207	—	—	—	207
Intercompany interest payable	—	—	—	948	(948)	—
Accrued expenses:
Salaries and wages	—	4,144	120	983	—	5,247
Pricing allowances	—	3,621	3	3,038	—	6,662
Income and other taxes	(581)	2,325	37	1,520	—	3,301
Interest	—	10,587	—	—	—	10,587
Deferred compensation	494	—	—	—	—	494
Other accrued expenses	—	6,990	40	393	—	7,423
Total current liabilities	(87)	86,861	622	19,435	(948)	105,883

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

Consolidating Balance Sheet (Unaudited)
As of December 31, 2014
(Amounts in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS' EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	541,750	—	—	—	541,750
Long term portion of capitalized leases and other obligations	—	400	—	—	—	400
Long term senior notes	—	330,000	—	—	—	330,000
Junior subordinated debentures	130,685	—	—	—	—	130,685
Deferred compensation	1,750	—	—	—	—	1,750
Deferred income taxes, net	310,804	—	2,037	14,417	(53,477)	273,781
Other non-current liabilities	—	4,359	—	1,262	—	5,621
Total liabilities	$443,152	$1,068,816	$2,659	$35,114	$(159,871)	$1,389,870

Commitments and Contingencies (Note 17)

Stockholders' Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at December 31, 2014	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at December 31, 2014	—	—	50	—	(50)	—

Additional paid-in capital	632,602	5,842	10,197	375,287	(479,324)	544,604
Accumulated deficit	(203,513)	(188,780)	407	(11,484)	384,433	(18,937)
Accumulated other comprehensive (loss) income	—	(8,320)	—	(45,566)	41,362	(12,524)
Total stockholders' equity	429,089	(191,258)	10,654	318,237	(53,579)	513,143
Total liabilities and stockholders' equity	$872,241	$877,558	$13,313	$353,351	$(213,450)	$1,903,013

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

Consolidating Statements of Comprehensive Loss (Unaudited)
For the year ended December 31, 2015
(dollars in thousands)

	Successor
	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$626,283	$19,375	$141,253	$—	$786,911
Cost of sales (exclusive of depreciation
and amortization shown separately below)	—	326,337	13,677	95,515	—	435,529
Selling, general and administrative expenses	1,292	201,613	3,988	45,652	—	252,545
Acquisition and integration expense	—	257	—	—	—	257
Depreciation	—	27,040	75	1,912	—	29,027
Amortization	35,893	—	215	1,895	—	38,003
Intercompany administrative (income) expense	—	(434)	—	434	—	—
Management and transaction fees to related party	—	630	—	—	—	630
Other (income) expense, net	(2)	1,626	13	1,885	—	3,522

(Loss) income from operations	(37,183)	69,214	1,407	(6,040)	—	27,398

Intercompany interest (income) expense	(12,232)	12,232	—	—	—	—
Interest (income) expense, net	(977)	45,550	—	6,011	—	50,584
Interest expense on junior subordinated debentures	12,609	—	—	—	—	12,609
Investment income on trust common securities	(378)	—	—	—	—	(378)
(Loss) income before equity in subsidiaries' income	(36,205)	11,432	1,407	(12,051)	—	(35,417)
Equity in subsidiaries' income (loss)	2,214	(9,218)	—	—	7,004	—

(Loss) income before income taxes	(33,991)	2,214	1,407	(12,051)	7,004	(35,417)
Income tax (benefit) provision	(10,908)	—	530	(1,956)	—	(12,334)

Net (loss) income	$(23,083)	$2,214	$877	$(10,095)	$7,004	$(23,083)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(15,360)	—	(49,960)	42,654	(22,666)
Total comprehensive (loss) income	$(23,083)	$(13,146)	$877	$(60,055)	$49,658	$(45,749)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

Consolidating Statements of Comprehensive Loss (Unaudited)
For the period from June 30, 2014 through December 31, 2014
(dollars in thousands)

	Successor
	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$292,255	$10,326	$74,711	$—	$377,292
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	137,849	7,275	48,097	—	193,221
Selling, general and administrative expenses	718	90,929	2,236	21,971	—	115,854
Transaction, acquisition and integration expenses	—	22,102	21	596	—	22,719
Depreciation	—	15,821	37	1,419	—	17,277
Amortization	16,403	1,544	108	1,073	—	19,128
Intercompany administrative (income) expense	—	(216)	—	216	—	—
Management and transaction fees to related party	—	276	—	—	—	276
Other (income) expense, net	(43)	1,857	(63)	(1,175)	—	576

(Loss) income from operations	(17,078)	22,093	712	2,514	—	8,241

Intercompany interest (income) expense	(6,115)	6,115	—	—	—	—
Interest (income) expense, net	(457)	24,213	—	3,494	—	27,250
Interest expense on junior subordinated debentures	6,305	—	—	—	—	6,305
Investment income on trust common securities	(189)	—	—	—	—	(189)
(Loss) income before equity in subsidiaries' income	(16,622)	(8,235)	712	(980)	—	(25,125)
Equity in subsidiaries' (loss) income	(9,743)	(1,508)	—	—	11,251	—

(Loss) income before income taxes	(26,365)	(9,743)	712	(980)	11,251	(25,125)
Income tax (benefit) provision	(7,428)	—	313	927	—	(6,188)

Net (loss) income	$(18,937)	$(9,743)	$399	$(1,907)	$11,251	$(18,937)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(8,320)	—	(45,566)	41,362	(12,524)

Total comprehensive (loss) income	$(18,937)	$(18,063)	$399	$(47,473)	$52,613	$(31,461)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

Consolidating Statements of Comprehensive Income (Loss) (Unaudited)
For the six months ended June 29, 2014
(dollars in thousands)

	Predecessor
	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$263,194	$16,053	$78,130	$—	$357,377
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	123,971	11,185	48,186	—	183,342
Selling, general and administrative expenses	39,324	90,090	3,656	23,692	—	156,762
Transaction, acquisition and integration expenses	—	31,681	—	—	—	31,681
Depreciation	—	12,789	48	1,312	—	14,149
Amortization	9,029	1,543	—	521	—	11,093
Intercompany administrative (income) expense	—	(216)	—	216	—	—
Management and transaction fees to related party	—	15	—	—	—	15
Other (income) expense, net	(95)	151	10	(343)	—	(277)

(Loss) income from operations	(48,258)	3,170	1,154	4,546	—	(39,388)

Intercompany interest (income) expense	(6,117)	6,117	—	—	—	—
Interest (income) expense, net	(103)	19,802	—	3,451	—	23,150
Interest expense on junior subordinated debentures	6,305	—	—	—	—	6,305
Investment income on trust common securities	(189)	—	—	—	—	(189)
(Loss) income before equity in subsidiaries' income	(48,154)	(22,749)	1,154	1,095	—	(68,654)
Equity in subsidiaries' (loss) income	(21,498)	1,251	—	—	20,247	—

(Loss) income before income taxes	(69,652)	(21,498)	1,154	1,095	20,247	(68,654)
Income tax (benefit) provision	(25,126)	—	426	572	—	(24,128)

Net (loss) income	$(44,526)	$(21,498)	$728	$523	$20,247	$(44,526)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(151)	—	(102)	158	(95)

Total comprehensive (loss) income	$(44,526)	$(21,649)	$728	$421	$20,405	$(44,621)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

Consolidating Statements of Comprehensive Loss (Unaudited)
For the year ended December 31, 2013
(dollars in thousands)

	Predecessor
	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$529,949	$31,886	$139,806	$—	$701,641
Cost of sales (exclusive of depreciation
and amortization shown separately below)	—	251,491	22,836	84,999	—	359,326
Selling, general and administrative expenses	9,370	168,073	6,589	41,619	—	225,651
Acquisition and integration expense	—	2,931	74	5,633	—	8,638
Depreciation	—	22,381	85	2,330	—	24,796
Amortization	18,058	3,087	—	967	—	22,112
Intercompany administrative (income) expense	—	(348)	—	348	—	—
Management and transaction fees to related party	—	77	—	—	—	77
Other (income) expense, net	(364)	3,661	(158)	1,461	—	4,600

Income from operations	(27,064)	78,596	2,460	2,449	—	56,441

Intercompany interest (income) expense	(12,232)	12,259	—	(27)	—	—
Interest (income) expense, net	(190)	41,930	—	6,398	—	48,138
Interest expense on junior subordinated debentures	12,610	—	—	—	—	12,610
Investment income on trust common securities	(378)	—	—	—	—	(378)
Income (loss) before equity in subsidiaries' income	(26,874)	24,407	2,460	(3,922)	—	(3,929)
Equity in subsidiaries' income (loss)	21,936	(2,471)	—	—	(19,465)	—

Income (loss) before income taxes	(4,938)	21,936	2,460	(3,922)	(19,465)	(3,929)
Income tax provision (benefit)	(3,790)	—	867	142	—	(2,781)

Net income (loss)	$(1,148)	$21,936	$1,593	$(4,064)	$(19,465)	$(1,148)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(5,643)	—	(99)	—	(5,742)
Total comprehensive (loss) income	$(1,148)	$16,293	$1,593	$(4,163)	$(19,465)	$(6,890)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

Consolidating Statement of Cash Flows (Unaudited)
For the year ended December 31, 2015
(dollars in thousands)

	Successor
					Consol-
	Guarantors	Issuer		Non-	idating
	The Hillman	The Hillman	Guarantor	Guarantor	Adjust-
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	ments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(25,297)	$11,432	$877	$(10,095)	$—	$(23,083)
Adjustments to reconcile net (loss) income to net cash
provided by (used for) operating activities:
Depreciation and amortization	35,894	27,039	289	3,808	—	67,030
Loss (gain) on dispositions of property and equipment	—	416	30	(851)	—	(405)
Deferred income tax (benefit) provision	(11,160)	—	469	(2,525)	—	(13,216)
Deferred financing and original issue discount amortization	(978)	3,696	—	—	—	2,718
Stock-based compensation expense	1,290	—	—	—	—	1,290
Other non-cash interest and change in value of interest rate swap	—	1,629	—	—	—	1,629
Changes in operating items:
Accounts receivable	—	9,605	155	1,711	—	11,471
Inventories	—	(30,045)	240	(19,177)	—	(48,982)
Other assets	—	(26,455)	(2,281)	26,780	—	(1,956)
Accounts payable	—	(2,392)	288	3,117	—	1,013
Other accrued liabilities	224	(150)	(37)	870	—	907
Other items, net	167	(497)	—	(263)	—	(593)
Net cash provided by (used for) operating activities	140	(5,722)	30	3,375	—	(2,177)

Cash flows from investing activities:
Capital expenditures	—	(26,767)	(114)	(1,318)	—	(28,199)
Proceeds from sale of property and equipment	—	—	—	2,182	—	2,182
Net cash (used for) provided by investing activities	—	(26,767)	(114)	864	—	(26,017)

Cash flows from financing activities:
Repayments of senior term loans	—	(5,500)	—	—	—	(5,500)
Borrowings of revolving credit loans	—	55,000	—	—	—	55,000
Repayments of revolving credit loans	—	(27,000)	—	—	—	(27,000)
Principal payments under capitalized lease obligations	—	(158)	—	—	—	(158)
Purchase of Holdco stock from a former member of management	(540)	—	—	—	—	(540)
Proceeds from Holdco sale of stock	400	—	—	—	—	400
Net cash (used for) provided by financing activities	(140)	22,342	—	—	—	22,202

Effect of exchange rate changes on cash	—	(21)	—	(1,087)	—	(1,108)

Net (decrease) increase in cash and cash equivalents	—	(10,168)	(84)	3,152	—	(7,100)
Cash and cash equivalents at beginning of period	1	13,191	696	4,597	—	18,485
Cash and cash equivalents at end of period	$1	$3,023	$612	$7,749	$—	$11,385

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

Consolidating Statement of Cash Flows (Unaudited)
For the period from June 30, 2014 through December 31, 2014
(dollars in thousands)

	Successor
					Consol-
	Guarantors	Issuer		Non-	idating
	The Hillman	The Hillman	Guarantor	Guarantor	Adjust-
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	ments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(9,194)	$(8,243)	$407	$(1,907)	$—	$(18,937)
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization	16,403	17,365	34	2,603	—	36,405
Dispositions of property and equipment	—	49	13	58	—	120
Deferred income tax (benefit) provision	(7,372)	54	(24)	116	—	(7,226)
Deferred financing and original issue discount amortization	457	1,948	—	—	—	2,405
Stock-based compensation expense	675	—	—	—	—	675
Other non-cash interest expense	—	935	—	—	—	935
Changes in operating items:
Accounts receivable	—	15,756	1,136	5,542	—	22,434
Inventories	—	(17,298)	24	2,633	—	(14,641)
Other assets	—	4,406	(323)	(12,480)	—	(8,397)
Accounts payable	—	1,484	(400)	5,103	—	6,187
Interest payable on junior subordinated debentures	(1,019)	—	—	—	—	(1,019)
Other accrued liabilities	108	(24,782)	(73)	(3,544)	—	(28,291)
Other items, net	185,629	(185,784)	(202)	(2,442)	—	(2,799)
Net cash provided by (used for) operating activities	185,687	(194,110)	592	(4,318)	—	(12,149)

Cash flows from investing activities:
Acquisition of Hillman Companies, Inc.	(729,616)	—	—	—	—	(729,616)
Capital expenditures	—	(13,961)	(64)	(950)	—	(14,975)
Net cash (used for) investing activities	(729,616)	(13,961)	(64)	(950)	—	(744,591)

Cash flows from financing activities:
Borrowings of senior term loans	—	550,000	—	—	—	550,000
Repayments of senior term loans	—	(387,157)	—	—	—	(387,157)
Borrowings on revolving credit loans	—	16,000	—	—	—	16,000
Repayments of revolving credit loans	—	(16,000)	—	—	—	(16,000)
Principal payments under capitalized lease obligations	—	(112)	—	—	—	(112)
Borrowings of senior notes	—	330,000	—	—	—	330,000
Repayment of senior notes	—	(265,000)	—	—	—	(265,000)
Capital contribution from parent	542,929	—	—	—	—	542,929
Capital contribution from board member	1,000	—	—	—	—	1,000
Financing fees	—	(26,355)	—	—	—	(26,355)
Repayments of other credit obligations	—	(70)	—	—	—	(70)
Net cash (used for) financing activities	543,929	201,306	—	—	—	745,235

Effect of exchange rate changes on cash	—	(2,527)	—	(513)	—	(3,040)

Net (decrease) increase in cash and cash equivalents	—	(9,292)	528	(5,781)	—	(14,545)
Cash and cash equivalents at beginning of period	1	22,483	168	10,378	—	33,030
Cash and cash equivalents at end of period	$1	$13,191	$696	$4,597	$—	$18,485

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

Consolidating Statement of Cash Flows (Unaudited)
For the six months ended June 29, 2014
(dollars in thousands)

	Predecessor
					Consol-
	Guarantors	Issuer		Non-	idating
	The Hillman	The Hillman	Guarantor	Guarantor	Adjust-
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	ments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(23,029)	$(22,749)	$728	$524	$—	$(44,526)
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization	9,029	14,332	48	1,833	—	25,242
Deferred income tax (benefit) provision	(24,245)	—	206	(419)	—	(24,458)
Deferred financing and original issue discount amortization	(103)	1,477	—	—	—	1,374
Stock-based compensation expense	39,229	—	—	—	—	39,229
Changes in operating items:
Accounts receivable	—	(17,638)	(633)	(6,996)	—	(25,267)
Inventories	—	(17,769)	(666)	584	—	(17,851)
Other assets	—	(3,199)	678	11,320	—	8,799
Accounts payable	—	25,944	236	(5,369)	—	20,811
Interest payable on junior subordinated debentures	1,019	—	—	—	—	1,019
Other accrued liabilities	(123)	28,651	(4)	2,659	—	31,183
Other items, net	(2,251)	(1,168)	(659)	235	—	(3,843)
Net cash provided by (used for) operating activities	(474)	7,881	(66)	4,371	—	11,712

Cash flows from investing activities:
Capital expenditures	—	(12,224)	(57)	(652)	—	(12,933)
Net cash (used for) investing activities	—	(12,224)	(57)	(652)	—	(12,933)

Cash flows from financing activities:
Repayments of senior term loans	—	(992)	—	—	—	(992)
Principal payments under capitalized lease obligations	—	(84)	—	—	—	(84)
Proceeds from exercise of stock options	474	—	—	—	—	474
Net cash (used for) financing activities	474	(1,076)	—	—	—	(602)

Effect of exchange rate changes on cash	—	(151)	—	35	—	(116)

Net (decrease) increase in cash and cash equivalents	—	(5,570)	(123)	3,754	—	(1,939)
Cash and cash equivalents at beginning of period	1	27,553	791	6,624	—	34,969
Cash and cash equivalents at end of period	$1	$21,983	$668	$10,378	$—	$33,030

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

Consolidating Statement of Cash Flows (Unaudited)
For the year ended December 31, 2013
(dollars in thousands)

	Predecessor
					Consol-
	Guarantors	Issuer		Non-	idating
	The Hillman	The Hillman	Guarantor	Guarantor	Adjust-
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	ments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(23,084)	$24,407	$1,593	$(4,064)	$—	$(1,148)
Adjustments to reconcile net loss to net cash (used for)
provided by operating activities:
Depreciation and amortization	18,058	25,468	85	3,297	—	46,908
Dispositions of property and equipment	—	768	6	3	—	777
Deferred income tax provision (benefit)	(4,268)	—	816	(172)	—	(3,624)
Deferred financing and original issue discount amortization	(190)	2,682	—	—	—	2,492
Stock-based compensation expense	9,006	—	—	—	—	9,006
Other non-cash interest and change in value of interest rate swap	—	(418)	—	—	—	(418)
Changes in operating items:
Accounts receivable	—	(4,066)	(596)	(4,436)	—	(9,098)
Inventories	—	3,672	(867)	(14,272)	—	(11,467)
Other assets	—	(1,566)	(620)	(1,903)	—	(4,089)
Accounts payable	—	(6,263)	304	14,368	—	8,409
Other accrued liabilities	57	(3,723)	(419)	6,797	—	2,712
Other items, net	421	(102,480)	(1)	103,125	—	1,065
Net cash provided by (used for) operating activities	—	(61,519)	301	102,743	—	41,525

Cash flows from investing activities:
Payment for Paulin acquisition	—	(918)	206	(102,704)	—	(103,416)
Capital expenditures	—	(37,086)	(151)	(801)	—	(38,038)
Proceeds from sale of property and equipment	—	792	7	—	—	799
Net cash used for investing activities	—	(37,212)	62	(103,505)	—	(140,655)

Cash flows from financing activities:
Borrowings of senior term loans	—	76,800	—	—	—	76,800
Repayments of senior term loans	—	(3,776)	—	—	—	(3,776)
Discount on senior senior term loans	—	(3,152)	—	—	—	(3,152)
Principal payments under capitalized lease obligations	—	(503)	—	—	—	(503)
Borrowings under other credit obligations	—	324	—	—	—	324
Repayments of other credit obligations	—	(683)	—	—	—	(683)
Net cash (used for) provided by financing activities	—	69,010	—	—	—	69,010

Effect on exhange rate changes on cash	—	(5,643)	—	5,184	—	(459)

Net (decrease) increase in cash and cash equivalents	—	(35,364)	363	4,422	—	(30,579)
Cash and cash equivalents at beginning of period	1	62,917	429	2,201	—	65,548
Cash and cash equivalents at end of period	$1	$27,553	$792	$6,623	$—	$34,969